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                                                                     Exhibit 99

NEWS RELEASE

                                            [UTILICORP UNITED LOGO]


MEDIA CONTACTS:
Jerry Cosley        816-467-3677
Ethan Hirsh         816-467-3509
Media Relations     816-467-3000

INVESTOR RELATIONS:
Jerry Myers         816-467-3552



       UTILICORP PLANS INITIAL PUBLIC OFFERING OF ITS AQUILA SUBSIDIARY,
                 FILES REGISTRATION STATEMENT WITH THE S.E.C.;
              FULL SPIN-OFF TO UTILICORP HOLDERS EXPECTED IN 2001


          KANSAS CITY, MO, December 13, 2000--UtiliCorp United Inc. (NYSE:
UCU) announced today it plans an initial public offering of a portion of its wholly-owned Aquila Energy Corporation subsidiary. UtiliCorp also plans to spin off to UtiliCorp stockholders the remaining shares of Aquila during 2001 in a tax-free distribution. The plans were approved yesterday by UtiliCorp's board of directors. The spin-off is subject to a number of conditions. Substantially all the proceeds from the initial public offering are expected to be used by Aquila to repay amounts it owes to UtiliCorp.

          "First and foremost, these transactions will increase Aquila's capital financing flexibility by allowing Aquila to independently access the capital markets on an efficient basis," said Richard C. Green, Jr., chairman and chief executive officer of UtiliCorp. "The separation also will increase Aquila's strategic focus and provide a targeted investment for our stockholders."

          "Aquila's marketing and risk management business and electricity and natural gas asset management business are all quite different in nature from UtiliCorp's regulated utility business," said Robert K. Green, president and chief operating officer of UtiliCorp and chairman of Aquila. "One of our goals is to increase the speed at which Aquila can respond to the needs of its customers and to changes in the marketplace."

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Aquila IPO, Page 2


          Upon completion of these two planned transactions, stockholders of UtiliCorp will hold the shares of two stand-alone, publicly traded companies:
UtiliCorp, an international, growth-oriented energy and services company serving over 4 million customers across the United States, Canada, New Zealand and Australia, and Aquila, a leading wholesale energy merchant.

          The underwriting will be led by Lehman Brothers and Merrill Lynch & Co. Additional underwriters include Salomon Smith Barney, Chase H&Q and Credit Lyonnais Securities (USA) Inc.

          The company's senior officers will discuss the transaction today, Wednesday, December 13, at 10:30 a.m. Eastern Time in a live audio webcast that can be viewed in the investor relations section of UtiliCorp's website at www.utilicorp.com. The webcast will also be archived at that site for replay through Monday, December 18.

          Based in Kansas City, UtiliCorp is an international energy and services company with customers and operations across the U.S. and in Canada, New Zealand and Australia. At September 30, 2000, UtiliCorp had total assets of $10.0 billion and 12-month sales of $23.0 billion. Additional information is available at www.utilicorp.com.

          Also based in Kansas City, Aquila is one of the largest wholesalers of electricity and natural gas in North America and an innovative provider of risk management services. Aquila also provides wholesale energy services in the U.K. and has a presence in Scandinavia, Germany and Spain. Additional information is available at www.aquila.com.

          A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Shares of Aquila may not be sold nor may offers to buy shares of Aquila be accepted prior to the time that the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

          The terms "planning," "expected," "upon completion," "will increase," and "will provide"

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Aquila IPO, Page 3


identify forward-looking statements as defined by federal securities laws. The proposed initial public offering and spin-off of Aquila are subject to a number of conditions and approvals and there can be no assurance that an initial public offering or spin-off will be completed as described or within the time periods outlined above. Important factors that could cause actual results to be materially different than those described in the forward-looking statements include the failure to establish definitive separation terms, obtain corporate approvals, or receive an Internal Revenue Service ruling that the spin-off will be tax-free to UtiliCorp and its stockholders for U.S. federal income tax purposes, and the occurrence of adverse changes in equity markets in general.

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